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                      AGREEMENT AND PLAN OF REORGANIZATION


         This Agreement and Plan of Reorganization (the "Agreement") is made and entered into this 31st day of March, 2000, by and between SUNDERLAND CORPORATION, a Delaware corporation ("Sunderland"), L.L. BRADFORD & COMPANY, a Nevada professional corporation ("LLB") and the Shareholders of "LLB" ("Shareholders").

                                   WITNESSETH:

         WHEREAS, Sunderland is a Delaware corporation authorized to issue 100,000,000 shares of common stock, par value $.001 per share, of which 6,189,270 shares are outstanding; and

         WHEREAS, LLB is a Nevada professional corporation authorized to issue 2,500 shares of common stock no par value per share, of which 2,500 shares of stock are currently outstanding; and

         WHEREAS, the board of directors of Sunderland and the Shareholders of LLB have deemed it advisable and in the best interests of Sunderland and LLB that LLB be acquired by Sunderland pursuant to the terms and conditions set forth in this Agreement; and

         WHEREAS, Sunderland and LLB propose to enter into this Agreement which provides among other things, that one hundred percent (100%) of the outstanding shares of LLB be acquired by Sunderland, in exchange for shares of Sunderland and such items all as more fully described in this Agreement; and

         WHEREAS, the parties desire the transaction to qualify as a tax-free reorganization pursuant to the Internal Revenue Code of 1986, as amended.

         NOW, THEREFORE, in consideration of the mutual covenants, representations and warranties hereinafter set forth, and other good and valuable consideration, Sunderland and LLB intending to be legally bound, hereby agree as follows:

         ARTICLE I
                                   ACQUISITION

     1.01 At the Closing, as hereinafter defined, a total of Two Thousand Five Hundred (2,500) shares of LLB common stock which represents one hundred percent (100%) of the outstanding capital stock of LLB, shall be acquired by Sunderland in exchange for Eight Hundred Thousand (800,000) common shares of Sunderland ("Sunderland Shares") which shall be issued to the LLB Shareholders.

     1.02 At the Closing, the LLB Shareholders will deliver certificates for the outstanding shares of LLB, duly endorsed so as to make Sunderland the sole holder thereof, free and clear of all

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claims and encumbrances and Sunderland shall deliver certificates for the
Sunderland Shares, free and clear of all claims and encumbrances.

     1.03 Following the transactions contemplated by this Agreement, there will be a total of 6,989,270 shares of Sunderland common stock, par value $.001 per share issued and outstanding.

                                    ARTICLE 2
                                   THE CLOSING

     2.01 The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Berkley, Gordon, Levine, Goldstein & Garfinkel, LLP, 2700 W. Sahara Ave., 5th Floor, Las Vegas, Nevada 89102 within ten (10) days after all condition precedents are either satisfied or waived or at such other place or date and time as may be agreed to in writing by the parties hereto.

                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF SUNDERLAND

     3.01 Sunderland and its officers and directors hereby represent and warrant to LLB as follows:

            (a)         Organization, Qualification, and Corporate Power.
                        Sunderland is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Sunderland is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Sunderland has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. Notwithstanding the foregoing, Sunderland makes no representations and warranties with respect to the effect or implementation of any AICPA or state public accounting regulatory provision, regulation or law. Sunderland has delivered to LLB correct and complete copies of the charter and bylaws of Sunderland (as amended to date). Sunderland is not in default under or in violation of any provision of its charter or bylaws.

            (b) Capitalization. The entire authorized capital stock of Sunderland consists of 100,000,000 shares of common stock, par value $.001 per share, of which 6,189,270 shares of common stock are issued and outstanding. All of the issued and outstanding shares have been duly authorized, are validly issued, fully paid, and nonassessable. Except as set forth in Sunderland's

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                        publicly filed documents, there are no (i) outstanding
                        or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Sunderland to issue, sell, or otherwise cause to become outstanding any of its capital stock, (ii) outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Sunderland or (iii)voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of Sunderland.

            (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Sunderland is subject or any provision of the charter or bylaws of Sunderland or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Sunderland is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any security interest upon any of its assets). Except as set forth in Section 3.01 (c) of the Disclosure Schedule, Sunderland does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement.

            (d) Brokers' Fees. Sunderland has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

            (e) Title to Assets. Sunderland has good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Most Recent Balance Sheet, as defined herein, or acquired after the date thereof, free and clear of all security interests, except for properties and assets disposed of in the ordinary course of business since the date of the Most Recent Balance Sheet.

            (f) Financial Statements. Attached hereto as Exhibit A are the following financial statements (collectively the "Financial Statements"): (i) audited balance sheet and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal year ended December 31,1999 (the "Most Recent Fiscal Year End") for Sunderland. The Financial Statements (including the notes thereto) have been prepared in accordance with

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                        GAAP applied on a consistent basis throughout the
                        periods covered thereby, present fairly the financial condition of Sunderland as of such dates and the results of operations of Sunderland for such periods, are correct and complete, and are consistent with the books and records of Sunderland (which books and records are correct and complete).

            (g) Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any adverse change in the business, financial condition, operations, results of operations, or future prospects of Sunderland.

            (h) Undisclosed Liabilities. Sunderland does not have any liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability), except for (i) liabilities set forth on the face of the Most Recent Balance Sheet and (ii) liabilities which have arisen after the Most Recent Fiscal Month End in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

            (i) Legal Compliance. Sunderland, and their respective predecessors and affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

            (j)         Tax Matters.

                           (i) Sunderland has filed all tax returns (the "Tax Returns") that it was required to file. All such Tax Returns were correct and complete in all respects. All taxes owed by Sunderland (whether or not shown on any Tax Return) have been paid. Sunderland is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where Sunderland does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of Sunderland that arose in connection with any failure (or alleged failure) to pay any tax.

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                           (ii)     Sunderland has withheld and paid all taxes
                                    required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

            (k)         Real Property.

                           (i)      With respect to all real property owned by
                                    Sunderland:

                                    (A)     Sunderland has good and marketable
                                            title to each parcel of real
                                            property, free and clear of any
                                            security interest, easement,
                                            covenant, or other restriction,
                                            except for installments of special
                                            assessments not yet delinquent and
                                            recorded easements, covenants, and
                                            other restrictions which do not
                                            impair the current use, occupancy,
                                            or value, or the marketability of
                                            title, of the property subject
                                            thereto;

                                    (B)     there are no pending or, to the
                                            knowledge of Sunderland and the
                                            directors and officers (and
                                            employees with responsibility for
                                            real estate matters) of Sunderland
                                            and its subsidiaries, threatened
                                            condemnation proceedings, lawsuits,
                                            or administrative actions relating
                                            to the property or other matters
                                            affecting adversely the current use,
                                            occupancy, or value thereof;

                                    (C)     the legal description for the
                                            parcel contained in the deed
                                            thereof describes such parcel
                                            fully and adequately, the
                                            buildings and improvements are
                                            located within the boundary
                                            lines of the described parcels
                                            of land, are not in violation of
                                            applicable setback requirements,
                                            zoning laws, and ordinances (and
                                            none of the properties or
                                            buildings or improvements
                                            thereon are subject to
                                            "permitted non-conforming use"
                                            or "permitted non-conforming
                                            structure" classifications), and
                                            do not encroach on any easement
                                            which may burden the land, and
                                            the land does not serve any
                                            adjoining property for any
                                            purpose inconsistent with the
                                            use of the land, and the
                                            property is not located within
                                            any flood plain or subject to
                                            any similar type restriction for
                                            which any permits or licenses
                                            necessary to the use thereof
                                            have not been obtained;

                                    (D)     all facilities have received all
                                            approvals of governmental
                                            authorities (including licenses and
                                            permits) required in connection with
                                            the ownership or operation thereof
                                            and

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                                            have been operated and maintained
                                            in accordance with applicable laws,
                                            rules, and regulations;

                                    (E)     there are no leases, subleases,
                                            licenses, concessions, or other
                                            agreements, written or oral,
                                            granting to any party or parties the
                                            right of use or occupancy of any
                                            portion of the parcel of real
                                            property;

                                    (F)     there are no outstanding options or
                                            rights of first refusal to purchase
                                            the parcel of real property, or any
                                            portion thereof or interest therein;

                                    (G)     there are no parties (other than
                                            Sunderland) in possession of the
                                            parcel of real property, other than
                                            tenants under any leases who are in
                                            possession of space to which they
                                            are entitled;

                                    (H)     all facilities located on the parcel
                                            of real property are supplied with
                                            utilities and other services
                                            necessary for the operation of such
                                            facilities, including gas,
                                            electricity, water, telephone,
                                            sanitary sewer, and storm sewer, all
                                            of which services are adequate in
                                            accordance with all applicable laws,
                                            ordinances, rules, and regulations
                                            and are provided via public roads or
                                            via permanent, irrevocable,
                                            appurtenant easements benefitting
                                            the parcel of real property; and

                                    (I)     each parcel of real property abuts
                                            on and has direct vehicular access
                                            to a public road, or has access to a
                                            public road via a permanent,
                                            irrevocable, appurtenant easement
                                            benefitting the parcel of real
                                            property, and access to the property
                                            is provided by paved public
                                            right-of-way with adequate curb cuts
                                            available.

                           (ii) With respect to all real property leased or subleased to Sunderland:

                                    (A)     the lease or sublease is legal,
                                            valid, binding, enforceable, and in
                                            full force and effect;

                                    (B)     the lease or sublease will continue
                                            to be legal, valid, binding,
                                            enforceable, and in full force and
                                            effect on identical terms following
                                            the consummation of the transactions
                                            contemplated hereby;

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                                    (C)     no party to the lease or sublease is
                                            in breach or default, and no event
                                            has occurred which, with notice or
                                            lapse of time, would constitute a
                                            breach or default or permit
                                            termination, modification, or
                                            acceleration thereunder;

                                    (D)     no party to the lease or sublease
                                            has repudiated any provision
                                            thereof;

                                    (E)     there are no disputes, oral
                                            greements, or forbearance programs
                                            in effect as to the lease or
                                            sublease;

                                    (F)     with respect to each sublease, the
                                            representations and warranties set
                                            forth in subsections (A) through (E)
                                            above are true and correct with
                                            respect to the underlying lease;

                                    (G)     Sunderland has not assigned,
                                            transferred, conveyed, mortgaged,
                                            deeded in trust, or encumbered any
                                            interest in the leasehold or
                                            subleasehold;

                                    (H)     all facilities leased or subleased
                                            thereunder have received all
                                            approvals of governmental
                                            authorities (including licenses and
                                            permits) required in connection with
                                            the operation thereof and have been
                                            operated and maintained in
                                            accordance with applicable laws,
                                            rules, and regulations;

                                    (I)     all facilities leased or subleased
                                            thereunder are supplied with
                                            utilities and other services
                                            necessary for the operation of said
                                            facilities; and

                                    (J)     the owner of the facility leased or
                                            subleased has good and marketable
                                            title to the parcel of real
                                            property, free and clear of any
                                            security interest, easement,
                                            covenant, or other restriction,
                                            except for installments of special
                                            easements not yet delinquent and
                                            recorded easements, covenants, and
                                            other restrictions which do not
                                            impair the current use, occupancy,
                                            or value, or the marketability of
                                            title, of the property subject
                                            thereto.

            (l)         Intellectual Property.

                           (i) Sunderland owns or has the right to use pursuant to license, sublicense, agreement, or permission all intellectual property ("Intellectual Property") necessary or desirable for the operation of

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                                    the businesses of Sunderland as presently
                                    conducted and as presently proposed to be conducted. Sunderland has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

                           (ii)     With respect to each item of Intellectual
                                    Property:

                                    (A)     Sunderland possess all right, title,
                                            and interest in and to the item,
                                            free and clear of any security
                                            interest, license, or other
                                            restriction;

                                    (B)     the item is not subject to any
                                            outstanding injunction, judgment,
                                            order, decree, ruling, or charge;

                                    (C)     no action, suit, proceeding,
                                            hearing, investigation, charge,
                                            complaint, claim, or demand is
                                            pending or, to the knowledge of
                                            Sunderland and the directors and
                                            officers (and employees with
                                            responsibility for Intellectual
                                            Property matters) of Sunderland, is
                                            threatened which challenges the
                                            legality, validity, enforceability,
                                            use, or ownership of the item; and

                                    (D)     Sunderland has never agreed to
                                            indemnify any Person for or against
                                            any interference, infringement,
                                            misappropriation, or other conflict
                                            with respect to the item.

            (m) Tangible Assets. Sunderland owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of their businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

            (n) Inventory. The inventory of Sunderland consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective.

            (o) Contracts. All material contracts to which Sunderland is a party have

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                        been reviewed by the Shareholders of LLB.

            (p) Notes and Accounts Receivable. All notes and accounts receivable of Sunderland are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are collectible, and will be collected in accordance with their terms at their recorded amounts subject to a reserve for doubtful accounts.

            (q) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of Sunderland.

            (r) Insurance. ss.3.01(r) of the Disclosure Schedule sets forth each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which Sunderland has been a party, a named insured, or otherwise the beneficiary of coverage at any time.

            (s) Litigation.ss.3.01(s) of the Disclosure Schedule sets forth each instance in which Sunderland (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the knowledge of Sunderland and the directors and officers (and employees with responsibility for litigation matters) of Sunderland, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth inss.3.01(s) of the Disclosure Schedule could result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of Sunderland. Neither Sunderland nor the directors and officers (and employees with responsibility for litigation matters) of Sunderland has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against Sunderland.

            (t) Employees. To the knowledge of Sunderland and the directors and officers (and employees with responsibility for employment matters) of Sunderland, no executive, key employee, or group of employees has any plans to terminate employment with Sunderland. Sunderland has not committed any unfair labor practice.

            (u)         Employee Benefits.

                           (i) ss.3.01(u) of the Disclosure Schedule lists each employee benefit plan that Sunderland maintains or to which Sunderland contributes.

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                           (ii)     Sunderland does not maintain or ever has
                                    maintained or contributes, ever has
                                    contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Sec. 4980B).

            (v) Guaranties. Except as set forth on the Most Recent Financial Statements, Sunderland is not a guarantor or otherwise is liable for any liability or obligation (including indebtedness) of any other person.

            (w)         Environment, Health, and Safety.

                           (i) Sunderland and its respective predecessors and affiliates has complied with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, Sunderland and its respective predecessors and affiliates has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

                           (ii) Sunderland has no liability for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

                           (iii) All properties and equipment used in the business of Sunderland, and its respective predecessors and affiliates have been free of asbestos, PCB's, methylene chloride, trichloroethylene,
                                    1,2-trans-dichloroethylene, dioxins,
                                    dibenzofurans, and Extremely Hazardous
                                    Substances.

            (x) Improper Paymants. Neither Sunderland, nor any person acting on behalf of Sunderland has made any payment or otherwise transmitted anything of value, directly or indirectly to any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of Sunderland.

            (y) Copies of Documents. Sunderland has made available for inspection and

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                        copying by LLB and its duly authorized representatives,
                        and will continue to do so at all times, true and correct copies of all documents which it has filed with the Securities and Exchange Commission and all other governmental agencies which are material to the terms and conditions contained in this Agreement. Furthermore, all filings by Sunderland with the Securities and Exchange Commission, and all other governmental agencies, have contained information which is true and correct in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse affect upon the financial condition or operations of Sunderland or adversely affect the objectives of this Agreement. Sunderland has filed with the Securities and Exchange Commission and each state securities regulator, on a timely basis, all statements, applications, reports and filings required under the Securities Act of 1933 and the Exchange Act of 1934, as amended.

            (z) Disclosure. The representations and warranties contained in this ss.3.01 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this ss.3.01 not misleading.

                                    ARTICLE 4
                      REPRESENTATIONS AND WARRANTIES OF LLB

     4.01 LLB and its Shareholders hereby represent and warrant to Sunderland as follows:

            (a) Organization, Qualification, and Corporate Power. LLB is a professional corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. LLB is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. LLB has certificates of authority and public accounting licenses required of a public accounting firm in all jurisdictions in which it operates. LLB has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. LLB has delivered to Sunderland correct and complete copies of the articles of incorporation and bylaws of LLB (as amended to date). LLB is not in default under or in violation of any provision of its articles of incorporation or bylaws.

            (b) Capitalization. The entire authorized number of shares of LLB capital stock consists of 2,500 shares of common stock, no par value per share, of which 2,500 shares are issued and outstanding. All of the issued and

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                        outstanding shares have been duly authorized, are
                        validly issued, fully paid, and nonassessable. Except as set forth in the Section 4.01 (b) of the Disclosure Schedule attached hereto, there are no (i) outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require LLB to issue, sell, or otherwise cause to become outstanding any of its capital stock, (ii) outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to LLB or (iii)voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of LLB.


            (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which LLB is subject or any provision of the articles of organization or operating agreement of LLB or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which LLB is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any security interest upon any of its assets). Except as set forth in Section 4.01
                        (c) of the Disclosure Schedule, LLB does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement.

            (d) Brokers' Fees. LLB has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

            (e) Title to Assets. LLB has good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all security interests, except for properties and assets disposed of in the ordinary course of business since the date of the Most Recent Balance Sheet.

            (f) Financial Statements. Attached hereto as Exhibit A are the following financial statements (collectively the "Financial Statements"): (i) unaudited balance sheet and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal year ended

                        December 31, 1999 (the "Most Recent Fiscal Year End") for LLB. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of LLB as of such dates and the results of operations of LLB for such periods, are correct and complete, and are consistent with the books and records of LLB (which books and records are correct and complete). LLB shall have an audit of its Most Recent Fiscal Year End completed within Ninety (90) days of the Closing Date which results shall be distributed to Sunderland. In the event the audit discloses a material adjustment by the auditors of more than five percent (5%) to the Financial Statements then the Chief Executive Officer of Sunderland shall have the right but not the obligation to make an adjustment to the shares delivered to the LLB Shareholders pursuant to this Agreement based on such adjustment and the LLB Shareholders agree to the same.

            (g) Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any adverse change in the business, financial condition, operations, results of operations, or future prospects of LLB.

            (h) Undisclosed Liabilities. LLB does not have any liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability), except for (i) liabilities set forth on the face of the Most Recent Balance Sheet and
                        (ii) liabilities which have arisen after the Most Recent Fiscal Month End in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

            (i) Legal Compliance. LLB, and their respective predecessors and affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof including but not limited to all agencies governing certified public accounting firms), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

            (j)         Tax Matters.

                           (i) LLB has filed all tax returns (the "Tax Returns") that it was required to file. All such Tax Returns were correct and complete in all respects. All taxes owed by LLB
                                    (whether or not shown on any Tax Return) have been paid. LLB is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where LLB does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of LLB that arose in connection with any failure (or alleged failure) to pay any tax.

                           (ii) LLB has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

            (k)         Real Property.

                           (i) Section 4.01(k)(i) of the Disclosure Schedule lists and describes briefly all real property that LLB owns. With respect to each such parcel of owned real property:

                                    (A)     LLB has good and marketable title to
                                            the parcel of real property, free
                                            and clear of any security interest,
                                            easement, covenant, or other
                                            restriction, except for installments
                                            of special assessments not yet
                                            delinquent and recorded easements,
                                            covenants, and other restrictions
                                            which do not impair the current use,
                                            occupancy, or value, or the
                                            marketability of title, of the
                                            property subject thereto;

                                    (B)     there are no pending or, to the
                                            knowledge of LLB and the
                                            Shareholders (and employees with
                                            responsibility for real estate
                                            matters) of LLB and its
                                            subsidiaries, threatened
                                            condemnation proceedings, lawsuits,
                                            or administrative actions relating
                                            to the property or other matters
                                            affecting adversely the current use,
                                            occupancy, or value thereof;

                                    (C)     the legal description for the
                                            parcel contained in the deed
                                            thereof describes such parcel
                                            fully and adequately, the
                                            buildings and improvements are
                                            located within the boundary
                                            lines of the described parcels
                                            of land, are not in violation of
                                            applicable setback requirements,
                                            zoning laws, and ordinances (and
                                            none of the properties or
                                            buildings or improvements
                                            thereon are subject to
                                            "permitted non-
                                            conforming  use" or "permitted
                                            non-conforming structure"
                                            classifications), and do not
                                            encroach on any easement which
                                            may burden the land, and the
                                            land does not serve any
                                            adjoining property for any
                                            purpose inconsistent with the
                                            use of the land, and the
                                            property is not located within
                                            any flood plain or subject to
                                            any similar type restriction for
                                            which any permits or licenses
                                            necessary to the use thereof
                                            have not been obtained;

                                    (D)     all facilities have received all
                                            approvals of governmental
                                            authorities (including licenses
                                            and permits) required in
                                            connection with the ownership or
                                            operation thereof and have been
                                            operated and maintained in
                                            accordance with applicable laws,
                                            rules, and regulations;

                                    (E)     there are no leases, subleases,
                                            licenses, concessions, or other
                                            agreements, written or oral,
                                            granting to any party or parties the
                                            right of use or occupancy of any
                                            portion of the parcel of real
                                            property;

                                    (F)     there are no outstanding options or
                                            rights of first refusal to purchase
                                            the parcel of real property, or any
                                            portion thereof or interest therein;

                                    (G)     there are no parties (other than
                                            LLB) in possession of the parcel of
                                            real property, other than tenants
                                            under any leases disclosed in
                                            ss.4.01(k) of the Disclosure
                                            Schedule who are in possession of
                                            space to which they are entitled;

                                    (H)     all facilities located on the parcel
                                            of real property are supplied with
                                            utilities and other services
                                            necessary for the operation of such
                                            facilities, including gas,
                                            electricity, water, telephone,
                                            sanitary sewer, and storm sewer, all
                                            of which services are adequate in
                                            accordance with all applicable laws,
                                            ordinances, rules, and regulations
                                            and are provided via public roads or
                                            via permanent, irrevocable,
                                            appurtenant easements benefitting
                                            the parcel of real property; and

                                    (I)     each parcel of real property abuts
                                            on and has direct vehicular access
                                            to a public road, or has access to a
                                            public road via a permanent,
                                            irrevocable, appurtenant easement
                                            benefitting the parcel of real
                                            property, and access to the property
                                            is provided by paved public
                                            right-of-way with adequate curb cuts
                                            available.

                           (ii) ss.4.01(k)(ii) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to LLB. With respect to each lease and sublease listed in ss.4.01(k)(ii) of the Disclosure Schedule:

                                    (A)     the lease or sublease is legal,
                                            valid, binding, enforceable, and
                                            in full force and effect;

                                    (B)     the lease or sublease will continue
                                            to be legal, valid, binding,
                                            enforceable, and in full force and
                                            effect on identical terms following
                                            the consummation of the transactions
                                            contemplated hereby;

                                    (C)     no party to the lease or sublease is
                                            in breach or default, and no event
                                            has occurred which, with notice or
                                            lapse of time, would constitute a
                                            breach or default or permit
                                            termination, modification, or
                                            acceleration thereunder;

                                    (D)     no party to the lease or sublease
                                            has repudiated any provision
                                            thereof;

                                    (E)     there are no disputes, oral
                                            agreements, or forbearance programs
                                            in effect as to the lease or
                                            sublease;

                                    (F)     with respect to each sublease, the
                                            representations and warranties set
                                            forth in subsections (A) through (E)
                                            above are true and correct with
                                            respect to the underlying lease;

                                    (G)     LLB has not assigned, transferred,
                                            conveyed, mortgaged, deeded in
                                            trust, or encumbered any interest
                                            in the leasehold or subleasehold;

                                    (H)     all facilities leased or subleased
                                            thereunder have received all
                                            approvals of governmental
                                            authorities (including licenses and
                                            permits) required in connection with
                                            the operation thereof and have been
                                            operated and maintained in
                                            accordance with applicable laws,
                                            rules, and regulations;

                                    (I)     all facilities leased or subleased
                                            thereunder are supplied with
                                            utilities and other services
                                            necessary for the operation of said
                                            facilities; and

                                    (J)     the owner of the facility leased or
                                            subleased has good and marketable
                                            title to the parcel of real
                                            property, free and clear of any
                                            security interest, easement,
                                            covenant, or other restriction,
                                            except for installments of special
                                            easements not
                                            yet delinquent and recorded
                                            easements, covenants, and other
                                            restrictions which do not impair
                                            the current use, occupancy, or
                                            value, or the marketability of
                                            title, of the property subject
                                            thereto.

            (l)         Intellectual Property.

                           (i) LLB owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the businesses of LLB as presently conducted and as presently proposed to be conducted. LLB has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

                           (ii) ss.4.01(l)(ii) of the Disclosure Schedule identifies each patent or registration which has been issued to LLB with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which LLB has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which LLB has granted to any third party with respect to any of its Intellectual Property (together with any exceptions).ss.4.01(l)(ii) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by LLB in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified inss.4.01(l)(ii) of the Disclosure Schedule:

                                    (A)     LLB possess all right, title,
                                            and interest in and to the item,
                                            free and clear of any security
                                            interest, license, or other
                                            restriction;

                                    (B)     the item is not subject to any
                                            outstanding injunction, judgment,
                                            order, decree, ruling, or charge;

                                    (C)     no action, suit, proceeding,
                                            hearing, investigation, charge,
                                            complaint, claim, or demand is
                                            pending or, to the knowledge of LLB
                                            and the directors and officers (and
                                            employees with responsibility for
                                            Intellectual Property matters) of
                                            LLB, is threatened which challenges
                                            the legality, validity,
                                            enforceability, use, or ownership of
                                            the item; and

                                    (D)     LLB has never agreed to indemnify
                                            any Person for or against any
                                            interference, infringement,
                                            misappropriation, or other conflict
                                            with respect to the item.

                           (iii) ss.4.01(l)(iii) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that LLB uses pursuant to license, sublicense, agreement, or permission.

            (m) Tangible Assets. LLB owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of their businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

            (n) Inventory. The inventory of LLB consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective.

            (o) Contracts and Records.ss.4.01(o) of the Disclosure Schedule lists all material contracts to which LLB is a party and all material books and records in LLB's possession.

            (p) Notes and Accounts Receivable. All notes and accounts receivable of LLB are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are collectible, and will be collected in accordance with their terms at their recorded amounts, subject to normal allowances for doubtful accounts.

            (q) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of LLB.

            (r) Insurance. ss.4.01(r) of the Disclosure Schedule sets forth each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which LLB has been a party, a named insured, or otherwise the beneficiary of coverage at any time.

            (s) Litigation.ss.4.01(s) of the Disclosure Schedule sets forth each instance in which LLB (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the knowledge of LLB and the Shareholders (and employees with responsibility for litigation matters) of LLB, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth inss.4.01(s) of the Disclosure Schedule could result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of LLB. Neither LLB nor the Shareholders (and employees with responsibility for litigation matters) of LLB has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against LLB.

            (t) Employees. To the knowledge of LLB and the Shareholders (and employees with responsibility for employment matters) of LLB, no executive, key employee, or group of employees has any plans to terminate employment with LLB. LLB has not committed any unfair labor practice.

            (u)         Employee Benefits.

                           (i) ss.4.01(u) of the Disclosure Schedule lists each employee benefit plan that LLB maintains or to which LLB contributes.
                           (ii) LLB does not maintain or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Sec. 4980B).

            (v) Guaranties. Except as set forth on the Most Recent Financial Statements, LLB is not a guarantor or otherwise is liable for any liability or obligation (including indebtedness) of any other person.

            (w)         Environment, Health, and Safety.

                           (i) LLB and its respective predecessors and affiliates has complied with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, LLB and its respective predecessors and affiliates has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

                           (ii) LLB has no liability for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

                           (iii) All properties and equipment used in the business of LLB, and its respective predecessors and affiliates have been free of asbestos, PCB's, methylene chloride, trichloroethylene,
                                    1,2-trans-dichloroethylene, dioxins,
                                    dibenzofurans, and Extremely Hazardous
                                    Substances.

            (x) Improper Payments. Neither LLB, nor any person acting on behalf of LLB has made any payment or otherwise transmitted anything of value, directly or indirectly to any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of LLB.

            (y) Copies of Documents. LLB has made available for inspection and copying by Sunderland and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents which it has filed with governmental agencies which are material to the terms and conditions contained in this Agreement. Furthermore, all filings by LLB with governmental agencies, have contained information which is true and correct in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse affect upon the financial condition or operations of LLB or adversely affect the objectives of this Agreement.

            (z) Investment Intent of Shareholders. Each shareholder of LLB represents and warrants to Sunderland that the shares of Sunderland being acquired pursuant to this Agreement are being acquired for his own account and for investment and not with a view to the public resale or distribution of such shares and further acknowledges that the shares being issued have not been registered under the Securities Act and are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

            (aa) Clients. LLB has previously furnished to Sunderland a complete and accurate listing setting forth the identity of the clients of LLB.

            (bb)        Outside Financial Interests. Except as set forth in
                        Section 4.01(bb) of the Disclosure Schedule, no Shareholder has any direct or indirect financial interest in any competitor with, or supplier or customer of Sunderland: provided, however, that for this purpose ownership of corporate securities having no more than five percent (5%) of the outstanding voting power of any competitor, supplier or customer, which securities are listed on any national securities exchange or authorized for quotation on the Nasdaq National Market or the Nasdaq Small Cap Market, shall not be deemed to be such a financial interest, provided such Shareholder has no other connection or relationship with such competitor, supplier or customer.

            (cc)        Affiliate and Network Relationships. Set forth in
                        Section 4.01(cc) of the Disclosure Schedule is a list of the name, address and telephone number and contact person for each accounting, consulting or other firm with which LLB has an affiliate or network relationship.

            (dd) Peer Review. LLB has previously provided to Sunderland the most recent peer review provided by January 23, 1998, including any suggestions contained in any of such reports for changes in the practices and methods of LLB.

            (ee) Disclosure. The representations and warranties contained in this ss.4.01 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this ss.4.01 not misleading.

                                    ARTICLE 5
                        CONDUCT AND TRANSACTIONS PRIOR TO
                      THE EFFECTIVE TIME OF THE ACQUISITION

     5.01 Conduct and Transactions of Sunderland. During the period from the date hereof to the date of Closing, Sunderland shall:

            (a) Conduct its operations in the ordinary course of business; and

            (b) Maintain its records and books of account in a manner that fairly and correctly reflect its income, expenses, assets and liabilities.

     5.02 Conduct and Transactions of LLB. During the period from the date hereof to the date of Closing, LLB shall:

            (a) Obtain an investment letter from each Shareholder of LLB;

            (b) Conduct the operations of LLB in the ordinary course of business; and

            (c) Maintain its records and books of account in a manner that fairly and correctly reflect its income, expenses, assets and liabilities.

            LLB shall not during such period, except in the ordinary course of business, without the prior written consent of Sunderland:

            (b) Sell, dispose of or encumber any of the properties or assets of LLB;

            (b) Declare or pay any distribution on its capital stock or make any other distribution of assets to the holders thereof;

            (c) Issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any of its capital stock or acquire or agree to acquire any of its capital stock;

            (d) Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or entity or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

            (e) Pay or incur any obligation or liability, direct or contingent;

            (f) Incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party;

            (g)         Make any material change in its insurance coverage;

            (h) Increase in any manner the compensation, direct or indirect, of any of its employees, except in accordance with existing employment contracts;

            (i) Enter into any agreement or make any commitment to any labor union or organization;

            (j)         Make any material capital expenditures; and

            (k) Allow any of the foregoing actions to be taken by any subsidiary of LLB.

                                    ARTICLE 6

                              RIGHTS OF INSPECTION

     6.01 During the period from the date of this Agreement to the date of Closing of the acquisition, Sunderland and LLB agree to use their best efforts to give the other party, including its representatives and agents, full access to the premises, books and records of each of the entities, and to furnish the other with such financial and operating data and other information including, but not limited to, copies of all legal documents and instruments referred to on any schedule or exhibit hereto, with respect to the business and properties of Sunderland or LLB, as the case may be, as the other shall from time to time request; provided, however, if there are any such investigations: (1) they shall be conducted in such manner as not to unreasonably interfere with the operation of the business of the other parties and (2) such right of inspection shall not affect in any way whatsoever any of the representations or warranties given by the respective parties hereunder. In the event of termination of this Agreement, Sunderland and LLB will each return to the other all documents, work papers and other materials obtained from the other party in connection with the transactions contemplated hereby, and will take such other steps necessary to protect the confidentiality of such material.

                                    ARTICLE 7
                              CONDITIONS TO CLOSING

     7.01 Conditions to Obligations of LLB. The obligation of LLB to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by LLB:

            (a) Representations and Warranties. There shall be no information disclosed in the Schedules delivered by Sunderland which in the opinion of LLB would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement. The representations and warranties of Sunderland set forth in Article 3 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

            (b) Performance of Obligations. Sunderland shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and Sunderland shall have complied in all material respects with the course of conduct required by this Agreement.

            (c) Corporate Action. Minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to counsel for LLB that Sunderland has submitted this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

            (d) Consents. Execution of this Agreement and any consents necessary for or approval of any party listed on any Schedule delivered by Sunderland whose consent or approval is required pursuant thereto shall have been obtained.

            (e) Financial Statements. LLB shall have been furnished with audited financial statements of Sunderland including, but not limited to, balance sheets and profit and loss statements as of December 31, 1999. Such financial statements shall have been prepared in conformity with generally accepted accounting principles on a basis consistent with those of prior periods and fairly present the financial position of Sunderland as of December 31, 1999.

            (f) Statutory Requirements. All statutory requirements for the valid consummation by Sunderland of the transactions contemplated by this Agreement shall have been fulfilled.

            (g) Approvals. All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies, banks, and other persons required to be obtained by Sunderland for consummation of the transactions contemplated by this Agreement shall have been obtained.

            (h) Employment Agreements. Existing Sunderland employment agreements will have been delivered to counsel for LLB.

            (i) Changes in Financial Condition of Sunderland. There shall not have occurred any material adverse change in the financial condition or in the operations of the business of Sunderland, except expenditures in furtherance of this Agreement.

            (j) Absence of Pending Litigation. Sunderland is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

            (k) Authorization for Issuance of Stock. LLB shall have received in form and substance satisfactory to counsel for LLB a letter instructing and authorizing the Registrar and Transfer Agent for the shares of common stock of Sunderland to issue stock certificates representing ownership of Sunderland common stock to the Shareholders of LLB in accordance with the terms of this Agreement and a letter from said Registrar and Transfer

                        Agent acknowledging receipt of the letter of instruction and stating to the effect that the Registrar and Transfer Agent holds adequate supplies of stock certificates necessary to comply with the letter of instruction and the terms and conditions of this Agreement.

     7.02 Conditions to Obligations of Sunderland. The obligation of Sunderland to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by
Sunderland:

            (a) Representations and Warranties. There shall be no information disclosed in the Schedules delivered by LLB, which in the opinion of Sunderland, would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement. The representations and warranties of LLB set forth in
                        Article 4 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

            (b) Performance of Obligations. LLB shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and LLB shall have complied in all respects with the course of conduct required by this Agreement.

            (c) Shareholder Action. Minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to counsel for Sunderland that LLB has submitted this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

            (d) Consents. Any consents necessary for or approval of any party listed on any Schedule delivered by LLB, whose consent or approval is required pursuant thereto, shall have been obtained.

            (e) Financial Statements. Sunderland shall have been furnished with financial statements of LLB for the period ended December 31, 1999. Such financial statements shall fairly present the financial position of LLB as of December 31, 1999.

            (f) Statutory Requirements. All statutory requirements for the valid consummation by LLB of the transactions contemplated by this Agreement shall have been fulfilled.

            (g) Approvals. All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies, banks and other entities required to be obtained by LLB for consummation of the transactions contemplated by this Agreement shall have been obtained.

            (h) Employment Agreements. Existing LLB employment agreements will have been delivered to counsel for Sunderland.

            (i) Changes in Financial Condition of LLB. There shall not have occurred any material adverse change in the financial condition or in the operations of the business of LLB, except expenditures in furtherance of this Agreement.

            (j) Absence of Pending Litigation. LLB is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

                                    ARTICLE 8
                          MATTERS SUBSEQUENT TO CLOSING

     8.01 Covenant of Further Assurance. The parties covenant and agree that they shall, from time to time, execute and deliver or cause to be executed and delivered all such further instruments of conveyance, transfer, assignments, receipts and other instruments, and shall take or cause to be taken such further or other actions as the other party or parties to this Agreement may reasonably deem necessary in order to carry out the purposes and intent of this Agreement.

                                    ARTICLE 9
                     NATURE AND SURVIVAL OF REPRESENTATIONS

     9.01 All statements contained in any written certificate, schedule, exhibit or other written instrument delivered by Sunderland or LLB pursuant hereto, or otherwise adopted by Sunderland, by its written approval, or by LLB by its written approval, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by Sunderland or LLB as the case may be. All representations, warranties and agreements made by either party shall survive for the period of the applicable statute of limitations and until the discovery of any claim, loss, liability or other matter based on fraud, if longer.


                                   ARTICLE 10
                          TERMINATION OF AGREEMENT AND
                          ABANDONMENT OF REORGANIZATION

     10.1 Termination. Anything herein to the contrary notwithstanding, this Agreement and any agreement executed as required hereunder and the acquisition contemplated hereby may be terminated at any time before the closing date as follows:

            (a) By mutual written consent of the Board of Directors of Sunderland and the Shareholders of LLB.

            (b) By the Board of Directors of Sunderland if any of the conditions set forth in Section 7.02 shall not have been satisfied.

            (c) By the Shareholders of LLB if any of the conditions set forth in Section 7.01 shall not have been satisfied.

     10.2 Termination of Obligations and Waiver of Conditions; Payment of Expenses. In the event this Agreement and the acquisition are terminated and abandoned pursuant to this Article 10 hereof, this Agreement shall become null and void and of no force and effect and there shall be no liability on the part of any of the parties hereto, or their respective directors, officers, shareholders or controlling persons to each other. Each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and any of the documents evidencing the transactions contemplated hereby, including fees, expenses and disbursements of counsel.

                                   ARTICLE 11
                      EXCHANGE OF SHARES: FRACTIONAL SHARES

     11.01 Exchange of Shares. At the Closing, Sunderland shall issue a letter to the transfer agent of Sunderland with a copy of the resolution of the Board of Directors of Sunderland authorizing the issuance of Sunderland shares as set forth on the signature page of this Agreement.

     11.02 Restrictions on Shares Issued to LLB. Due to the fact that LLB will receive shares of Sunderland common stock in connection with the acquisition which have not been registered under the Securities Act of 1933 by virtue of the exemption provided in Section 4(2) of such Act, those shares of Sunderland will contain the following legend:

                  The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold or offered for sale in the absence of an effective Registration Statement for the shares under the Securities Act of 1933 or an opinion of counsel to the Corporation that such registration is not required.

     11.03 Piggyback Registration Rights. In the event Sunderland proposes to file a registration statement with the SEC with respect to an underwritten public offering by Sunderland of Sunderland common stock for cash, during the period commencing on the date hereof and ending on the first anniversary of the Closing Date, Sunderland shall give written notice of such proposed filing to the Shareholders at least fifteen (15) days before the anticipated filing date and such notice shall offer each Shareholder the opportunity to register such number of the Shareholder's share of Sunderland common stock as such Shareholder may request in writing within ten (10) days after receipt of such notice. Notwithstanding the foregoing, if the managing underwriter of such offering advises Sunderland that the total numbers of shares of Sunderland common stock which Sunderland, the Shareholders and any other persons intend to include in such offering would adversely affect the success of such offering, then the amount of shares of Sunderland common stock to be offered for the account of the Shareholders shall be reduced to the extent necessary to reduce the total number of shares of Sunderland common stock to be included in such offering to the amount recommended by the managing underwriter; provided that if the shares of Sunderland common stock are being offered for the account of other persons as well as the Shareholders, such reduction shall not represent a greater fraction of the number of shares of Sunderland common stock requested to be registered by the Shareholders than the fraction of similar reductions imposed on such other persons over the amount of securities requested to be registered by such other persons. Nothing contained herein shall require Sunderland to (a) reduce the amount of shares of Sunderland common stock to be offered by Sunderland in such offering for any reason or (b) include any shares of Sunderland common stock of any Shareholder if such shares are eligible to be sold under paragraph (k) of Rule 144 under the Securities Act.

                                   ARTICLE 12
                                  MISCELLANEOUS

     12.01 Construction. This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada excluding the conflicts of laws.

     12.02 Notices. All notices necessary or appropriate under this Agreement shall be effective when personally delivered or deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, and addressed to the parties last known address which addresses are currently as follows:

                  If to Sunderland:  2901 El Camino Ave.
                                     Suite 206
                                     Las Vegas, Nevada 89102

                  If to LLB:         2901 El Camino Ave.
                                     Suite 105
                                     Las Vegas, Nevada 89102

or at such other address as a party may from time to time designate by notice hereunder.

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


     12.03 Amendment and Waiver. The parties hereby may, by mutual agreement in writing signed by each party, amend this Agreement in any respect. Any term or provision of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof.

     12.04 Remedies Not Exclusive. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by Sunderland or LLB shall not constitute a waiver of the right to pursue other available remedies.

     12.05 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12.06 Benefit. This Agreement shall be binding upon, and inure to the benefit of, the respective successors and assigns of Sunderland and LLB.

     12.07 Entire Agreement. This Agreement and the Schedules and Exhibits attached hereto, represent the entire agreement of the undersigned regarding the subject matter hereof, and supersedes all prior written or oral understandings or agreements between the parties.

     12.08 Each Party to Bear Its Own Expense. Sunderland and LLB shall each bear their own respective expenses incurred in connection with the negotiation, execution, closing, and performance of this Agreement, including counsel fees and accountant fees.

     12.09 Captions and Section Headings. Captions and section headings used herein are for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement.

     12.10 Attorneys' Fees. In the event any party hereto institutes an action or proceeding to enforce any rights arising under this Agreement, the party prevailing in such action or other proceeding shall be paid all reasonable costs and attorneys' fees by the other party, such fees to be set by the court and not by a jury and to be included in any judgment entered in such proceeding.

     Executed as of the date first written above.

L.L. BRADFORD & COMPANY                          SUNDERLAND CORPORATION,
a Nevada professional corporation                a Delaware corporation

By:______________________________           By:________________________________


Dated:____________________________          Dated:_____________________________



---------------------------------
Lance K. Bradford, Shareholder
Dated:____________________________



----------------------------------
Leilani Bradford, Shareholder
Dated:_____________________________



-----------------------------------
David Hall, Shareholder
Dated:______________________________



-----------------------------------
Arthur de Joya, Shareholder
Dated:______________________________